CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-254041) and Form S-8 (Nos. 033-49305, 333-04435, 333-57095, 333-86801, 333-41408, 333-86280, 333-105622, 333-134887, 333-162747, 333-171616, 333-175350, 333-231154, and 033-264543) of Humana Inc. of our report dated February 20, 2025 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Louisville, Kentucky
February 20, 2025